Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

NEOGENIX ONCOLOGY, INC.

(a Maryland corporation)

Adopted as of April 1, 2010

ARTICLE I.

OFFICES/RESIDENT AGENT

1.01 Principal and Business Offices. The Corporation shall maintain a registered office in the State of Maryland, as required by the General Corporation Law of the State of Maryland, and may have such other business offices in the State of Maryland or elsewhere as the Board of Directors may designate or as the business of the Corporation may require from time to time.

1.02 Registered Agent. The Corporation shall maintain a registered agent in the State of Maryland as required by the General Corporation Law of the State of Maryland, which is either (a) a citizen of the State of Maryland or (b) a corporation formed under the laws of the State of Maryland. The business office of the registered agent of the Corporation need not be identical to the principal office of the Corporation.

ARTICLE II.

SHAREHOLDERS

2.01 Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such hour as shall each year be fixed by the Board of Directors. The purpose of the meeting shall be to elect directors and transact such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Maryland, such meeting shall be held on the next succeeding business day.

2.02 Special Meeting. Prior to the Effective Date, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by (a) the Board of Directors, (b) the Chief Executive Officer of the Corporation or (c) shareholders pursuant to Section 2-502(b) of the Maryland General Corporation Law ( the “GCL”). On or after the Effective Date, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only in accordance with the procedures set forth in the Bylaws by (a) the Board of Directors, (b) the Chief Executive Officer of the Corporation or (c) shareholders pursuant to Section 3-805(1) of the GCL. For purposes of these Bylaws, the “Effective Date” means the date on which the Corporation first has a class of equity securities registered under the Securities Exchange Act of 1934 (as amended and the rules promulgated thereunder, the “Exchange Act”).

2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Maryland or such other suitable place as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares present thereat.

2.04 Reserved.

2.05 Notice of Meeting. Written notice stating the date, time, place, the means of remote communication, if any, and purpose (if a special meeting) of the annual and any special meeting of shareholders shall be delivered not less than ten (10) nor more than ninety (90) days before the date of such meeting, either personally, by overnight express courier service, by mail, by electronic transmission or at the direction of the Board of Directors, the Chief Executive Officer, the Secretary or other person calling the meeting, to each shareholder of record entitled to notice of such meeting. Notice shall be deemed to have been given to a shareholder when: (i) personally delivered to such shareholder; (ii) when left at such shareholder’s residence or usual place of business; (iii) when deposited in the United States mail, directed to the shareholder at his, her or its address as it appears on the records of the Corporation or (iv) when sent to the shareholder by electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. Notwithstanding anything herein to the contrary, written notice actually and timely received shall be effective regardless of method of delivery.

2.06 Fixing of Record Date. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days and, in case of a meeting of shareholders, not less than thirty (30) days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If a record date is not set, the record date for the purpose of making any proper determination with respect to shareholders shall be fixed in accordance with applicable law.

2.07 Quorum. Except as otherwise provided in the articles of incorporation of the Corporation, (such articles of incorporation and any amendments thereof collectively referred to as the “Articles of Incorporation”), a majority of the shares of stock represented, in person or by proxy, shall constitute a quorum at a meeting of shareholders. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified; provided, however, that such adjourned meeting(s) shall not take place more than one hundred twenty (120) days after the original date of the meeting.

2.08 Conduct of Meetings. The Chief Executive Officer and, in his or her absence, the Vice Chief Executive Officer and, in his or her absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairperson of the meeting and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of shareholders shall not be required to be conducted in accordance with the rules of parliamentary procedure.

2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting or may be may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. The presence of a shareholder who has filed his, her or its proxy shall not of itself constitute a revocation thereof. Unless otherwise provided therein, no proxy shall be valid more than eleven (11) months after its date. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

2.10 Voting.

(a) Except as otherwise provided herein, by law or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock held by him, her or it and registered in his, her or its name on the books of the Corporation.

(b) Except as otherwise provided herein, by law, or by the Articles of Incorporation, the affirmative vote of those holding of record in the aggregate at least a majority of the issued and outstanding shares of stock of the Corporation, represented personally or by proxy and entitled to vote at a meeting of shareholders at which a quorum is present, with respect to a question or matter brought before such meeting, shall be necessary and sufficient to decide such question or matter.

2.11 Waiver of Notice by Shareholders. Whenever notice of the time, place or purpose of a meeting of the shareholders is required to be given hereunder, under the Articles of Incorporation or under any provision of law, each person who is entitled to such notice waives notice if he or she signs a waiver of notice or a waiver by electronic transmission, either before or after the meeting, which is delivered to the Secretary of the Corporation to be filed with the records of shareholders meetings.

2.12 Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders.

(1) Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who (i) was a shareholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such business or nomination. Clause (c) above shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Article II, Section 2.12(a)(1)(c) of these Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120 th day and not later than the close of business on the 100 th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 100th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 110 days prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 2.12(a)(2) or Section 2.12(b)) to the Secretary of the Corporation must: (a) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; (b) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (c) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Article II, Section 2.13 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Article II, Section 2.12(a)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 110 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders.

(1) Prior to the Effective Date: Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders (i) at which directors are to be elected pursuant to the Corporation’s notice of meeting or (ii) at which one or more directors are to be elected by the shareholders to fill one or more vacancies resulting from the removal of one or more directors (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting or that the shareholders are electing director(s) to fill a vacancy which results from the removal of a director, by any shareholder of the Corporation who (i) is a shareholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting and

(iii) complies with the notice procedures set forth in these Bylaws as to such nomination. In the event (i0 the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors or (ii) shareholders pursuant to Section 2.02 of these Bylaws call a meeting to elect one or more directors to fill one or more vacancies which result from the removal of one or more director, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Article II, Section 2.12(a)(2) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Article II, Section 2.13 of these Bylaws) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 100th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 110 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(2) On or after the Effective Date: Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (i) is a shareholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such nomination. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Article II, Section 2.12(a)(2) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Article II, Section 2.13 of these Bylaws) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 100th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 110 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.12(a)(1)(c) or Section 2.12(b) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.

2.13 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 2.12 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background, qualification and experience of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements of Article II, Section 2.12 of these Bylaws, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

2.14 Shareholder Action.

(a) Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

(b) Any amendments to the Corporation’s Articles of Incorporation shall be approved by the shareholders of the Corporation by the affirmative vote of two thirds of all the votes entitled to be cast on the matter, except where the Articles of Incorporation require a greater vote. A majority of the entire Board of Directors, without any action by the shareholders, may amend the Articles of Incorporation of the Corporation to: (1) change the name of the Corporation; or (2) change the name or other designation or the par value of any class or series of stock of the Corporation and the aggregate par value of the stock of the Corporation.

ARTICLE III.

BOARD OF DIRECTORS

3.01 Election; General Powers, Number and Qualifications.

(a) The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all powers of the Corporation, except as herein provided or except as may, in the Articles of Incorporation or by law, be expressly conferred upon or reserved to the shareholders.

(b) Except as set forth in Section 3.11 of these Bylaws or as otherwise required by law or by the Articles of Incorporation, each director shall be elected by the vote of a plurality of all the votes cast at a meeting at which a quorum is present. Each Director shall hold office until his or her successor shall be duly elected and qualified, or until death, resignation or removal in the manner hereinafter provided, or until he or she shall cease to qualify.

(c) The number of directors of the Corporation shall be variable as determined by the Board of Directors, but in no event shall there be less than three (3). The directors shall be divided into three (3) classes and shall serve for terms of office as set forth in the Articles of Incorporation. Directors of the Corporation need not be shareholders of the Corporation. There shall be appointed by the directors of the Corporation at each annual meeting of the Board of Directors a Chairperson, who shall serve as such until his or her successor is duly elected and qualified or until his or her earlier resignation or removal from the Board of Directors. In the event of a failure to elect directors at the Corporation’s annual meeting of shareholders, the directors holding over shall continue to manage the business and affairs of the Corporation until their successors are elected and qualify.

3.02 Annual and Regular Meetings; Notice.

(a) A regular annual meeting of the Board of Directors shall be held, without notice other than this Bylaw, immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders, such other suitable place as may be announced at such meeting of shareholders or by means of remote communication.

(b) The Board of Directors may provide by resolution for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

3.03 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer or by any two directors, at such time and place as specified in the respective notices or waivers of notice thereof, or may be held solely by means of remote communication.

3.04 Notice of Meeting. Notice of any regular meeting of the Board of Directors, as fixed by resolution, shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given, in the same manner as prescribed for special meetings, to each director who shall not have been present at the meeting at which such action was taken. Notice of each special meeting of the Board of Directors shall be either (i) mailed to each director, addressed to him or her at his or her residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or (ii) sent to each director by facsimile, wireless or electronic transmission, or delivered personally or by telephone, at least twenty four (24) hours before the time the meeting is to be held.

3.05 Waiver of Notice by Board of Directors. Whenever notice of the time, place or purpose of a meeting of the Board of Directors is required to be given hereunder, under the Articles of Incorporation or under any provision of law, each person who is entitled to such notice waives notice if (a) he or she signs a written waiver of notice or a waiver by electronic transmission, either before or after the meeting, which is filed with the records of directors meetings, or (b) is present at the meeting.

3.06 Quorum. At all meetings of the Board of Directors the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. A majority of the directors present at the time and place of a regular or special meeting, although less than a quorum, may adjourn the meeting from time to time without further notice, until a quorum shall be present; provided, however, that any directors absent from the adjourned meeting shall be provided written notice of such adjournment.

3.07 Voting.

(a) At all meetings of the Board of Directors, each director present shall have one vote.

(b) Except as otherwise provided herein, by law or by the Articles of Incorporation, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. The directors shall act only as a board and the individual directors shall have no power as such.

3.08 Conduct of Meetings. The Chairperson shall call the meeting to order. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the Chairperson may appoint any director or other person present to act as secretary of the meeting. In the absence of the Chairperson, the directors present at a meeting of the Board shall choose from among them a director to serve as chairperson of such meeting.

3.09 Unanimous Consent of Board of Directors Without a Meeting. Unless otherwise provided in the Articles of Incorporation or by law, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote if an unanimous written consent, given in writing or by electronic transmission, which sets forth the action so taken is signed by all directors and filed in paper or electronic form with the records of directors’ meetings. Participation. Members of the Board of Directors may participate in a meeting thereof by means of a conference telephone or other similar communications equipment provided that all persons participating in the meeting can hear each other at the same time.

3.11 Vacancies.

(a) Prior to the Effective Date, (i) the shareholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director, at a special meeting of the shareholders called for such purpose pursuant to the provisions of Section 2.02 of these Bylaws, (ii) any vacancy on the Board of Directors which results from an increase in the number of directors may be filled by the vote of a majority of all directors at a regular or special meeting, and (iii) any vacancy on the Board of Directors which results from any cause other than an increase in the number of directors may be filled by the vote of a majority of the remaining directors, whether or not they constitute a quorum.

(b) On or after the Effective Date, the provisions of Section 3-804(c) of the GCL shall apply to a vacancy on the Board of Directors.

3.12 Resignation. Any director may resign at any time by giving written notice or notice by electronic transmission to the remaining members of the Board of Directors and the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer and the acceptance of such resignation shall not be necessary to make it effective.

3.13 Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office with cause, at any time, by the affirmative vote of shareholders holding of record in the aggregate at least eighty percent (80%) of the combined voting power of the then outstanding shares of stock of the Corporation, voting together as a single class. Pursuant to Section 2-406(b)(3) of the GCL, a director may not be removed without cause.

3.14 Compensation. The Board of Directors, by affirmative vote of the majority thereof, may establish reasonable compensation of all directors for services to the Corporation as directors, officers and otherwise or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

3.15 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she announces his or her dissent at the meeting and (a) his or her dissent is entered in the minutes of the meeting; (b) he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before adjournment thereof; or (c) he or she forwards his or her written dissent by registered mail, to the Secretary of the Corporation within twenty-four (24) hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action or who failed to make his or her dissent known at the meeting.

3.16 Contracts.

(a) No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, partnership, association or other entity in which one or more of its directors are directors or officers or have a material financial interest, shall be void or voidable or in any way affected solely because of the common directorship or interest, solely because the director is present at or participates in the meeting of the Board of Directors which authorizes, approves or ratifies the contract or transaction or solely because his or her vote is counted for such purpose, if:

(i) The material facts as to the common directorship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a majority of such members thereof as shall be present at any meeting at which action upon any such contract or transaction shall be taken and the Board of Directors in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(ii) The material facts as to the common directorship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved, authorized or ratified in good faith by a majority vote of the shareholders; or

(iii) The contract or transaction is fair and reasonable as to the Corporation.

(b) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction.

(c) This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

ARTICLE IV.

OFFICERS

4.01 Number. The principal officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held simultaneously by the same person. The Board of Directors may, in its discretion, through action or inaction, leave vacant any of the offices except the offices of the Chief Executive Officer and Secretary. Any officer may be, but is not required to be, a director of the Corporation.

4.02 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be practical. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

4.03 Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer and the acceptance of such resignation shall not be necessary to make it effective.

4.04 Removal. Any officer or agent may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

4.05 Vacancies. A vacancy in any principal office because of death, resignation, removal, inability to act, disqualification or otherwise shall be filled, for the unexpired portion of the term of such office, by vote of the Board of Directors at any regular or special meeting.

4.06 The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all the business and affairs of the Corporation. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business and he or she may authorize the

President, Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties as may be prescribed by the Board of Directors from time to time.

4.07 The President. The President shall be the principal operating officer of the Corporation, subject to the control of the Board of Directors. He or she shall have authority to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business and he or she may authorize the Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chief Executive Officer, in the event of his or her death, inability or refusal to act or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the President who shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

4.08 The Vice President(s). The Vice President(s) shall perform such duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors. In the absence of the President, in the event of his or her death, inability or refusal to act or in the event for any reason it shall be impracticable for the President to act personally, the Board of Directors of the Corporation shall select from among the Vice Presidents an Acting President who shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

4.09 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions hereof or as required by law; (c) be custodian of the corporate records and the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, whose execution on behalf of the Corporation under its seal, has been duly authorized; (d) keep, or arrange for the keeping of, a register of the residential or business address of each shareholder which has been furnished to the Secretary by such shareholder; (e) sign, with the Chief Executive Officer of the Corporation, certificates for shares of the Corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and perform such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

4.10 The Treasurer. The Treasurer shall: (a) have charge of the supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (c) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or other depositories as may be selected by any officers or agents authorized to do so by the Board of Directors; (d) cause the funds of the Corporation to be disbursed by checks or drafts, with such signatures as may be authorized by the Board of Directors; (e) keep the books of account of all the business and transactions of the Corporation; and (f) in general, perform all duties incident to the office of Treasurer and perform such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the Chief Executive Officer or the Board of Directors.

4.11 Subordinate Officers and Agents. The Board of Directors may from time to time appoint such other officers and agents as it may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties, except as such power may be otherwise defined or restricted by the Board of Directors.

4.12 Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, directly or pursuant to the approval of budgets setting forth such salaries and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

4.13 Sureties and Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his or her hands.

ARTICLE V.

CONTRACT, LOANS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

5.01 Contracts. To the extent permitted by applicable law, the Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument, in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chief Executive Officer, the President and the Secretary; the Secretary, when necessary or required, shall affix the corporate seal thereto.

5.02 Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidence of such indebtedness shall be issued in its name unless authorized by, or under the authority of, a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer(s) or agent(s) of the Corporation and in such manner as shall from time to time be determined by, or under the authority of, a resolution of the Board of Directors.

5.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by, or under the authority of, a resolution of the Board of Directors.

5.05 Voting of Securities or Other Interest Owned by the Corporation.

(a) Any shares, securities or other evidence of ownership interest or voting rights in any other corporation or entity, owned or controlled by the Corporation, may be voted, at any meeting of security holders of such other corporation, by the Chief Executive Officer of this Corporation if he or she be present or, in his or her absence, by the President of the Corporation or any other person appointed by, or under the authority of, a resolution of the Board of Directors (so long as such other person presents a certified copy of such authorizing resolution).

(b) Whenever, in the judgment of the Chief Executive Officer, or, in his or her absence, of the President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, the President or the Executive Vice President of the Corporation.

ARTICLE VI.

NOTICES

6.01 Notices. Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director or shareholder, such notice may be given by hand delivery, fax, registered or certified mail, or electronic transmission, addressed to such director, or shareholder, at such person’s address, fax number or any address at which such shareholder or director receives electronic transmission, as it appears upon the records of the Corporation, as the case may be, with any charges therefore being prepaid, and such notice shall be deemed to be given at the time personally delivered if delivered by hand; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip relating thereto, if faxed; and at the time when the same shall be deposited with the United States Mail, if sent by mail. If the notice is sent by electronic transmission, it is deemed delivered when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. An affidavit of the secretary, an assistant secretary, the transfer agent, or other agent of the Corporation that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit. Notice given by electronic transmission shall be considered ineffective if (i) the Corporation is unable to deliver two consecutive notices; and (ii) the inability to deliver the notices becomes known to the secretary, an assistant secretary, the transfer agent, or other person responsible for giving notice. If the Corporation has received a request from a shareholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the shareholder by electronic transmission.

6.02 Single Notice. Any notice given by the Corporation to a shareholder under this article or the Articles of Incorporation or bylaws of the Corporation is effective if given by a single notice, in writing or by electronic transmission, to all shareholders who share an address if: (1) the Corporation gives notice, in writing or by electronic transmission, to the shareholder of its intent to give a single notice; and (2) the shareholder: (i) consents to receiving a single notice; or (ii) fails to object in writing within 60 days after the Corporation gives notice to the shareholder of its intent to give a single notice.

ARTICLE VII.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.01 Certificates for Shares. Certificates representing shares of stock of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer and by the Secretary. The signatures upon the certificates may be manual or by facsimile. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be marked “canceled” and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.05 hereof.

7.02 Signature by Former Officers. In case any officer, who has signed any certificate for shares of stock of the Corporation, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

7.03 Transfer of Shares. Transfer of shares of the stock of the Corporation shall be made on the transfer books of the Corporation by the holder of record thereof in person or by his or her duly authorized attorney, upon surrender and cancellation of the certificate(s) representing such shares. Prior to due presentment of a certificate for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if: (a) there were on or with the certificate the necessary endorsements; and (b) the Corporation had no duty to inquire into adverse claims or had discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and may require compliance with such other regulations as may be prescribed by, or under the authority of, the Board of Directors. The Corporation shall be entitled to treat the holder of record of any share(s) of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

7.04 Restrictions on Transfer. The face or reverse side of each certificate representing shares of stock of the Corporation shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares and of any other restrictions approved by the Board of Directors.

7.05 Lost, Destroyed or Stolen Certificate. Where the owner claims that his, her or its certificate for shares of stock of the Corporation has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchase; (b) files with the Corporation a sufficient indemnity bond (if required by the Board of Directors); and (c) satisfies such other reasonable requirements as may be prescribed by, or under the authority of, the Chief Executive Officer.

7.06 Void Certificates. The word “void” shall be clearly written or stamped on any certificate that has been improperly written and such certificate shall be placed in the stock book.

7.07 Consideration for Shares. The shares of the Corporation may be issued for such consideration, not inconsistent with law, as shall be fixed from time to time by the Board of Directors; provided, however, that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid, in whole or in part, in money, in other property (tangible or intangible) or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificates shall be issued for any share until such consideration is fully paid.

7.08 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations, not inconsistent with law, as it may deem expedient concerning the issuance, transfer and registration of certificates representing shares of stock of the Corporation.

7.09 Dividends. Subject to applicable law and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared and paid (in cash, property or shares of capital stock) as often, in such amounts and at such time(s) as the Board of Directors may determine.

7.10 Execution of Instruments. All checks, drafts, bills of exchange, acceptances, bonds, endorsements, notes or other obligations, evidences of indebtedness, sale, conveyance, endorsement, assignment, transfer, stock powers, other instruments of transfer, contracts, agreements, dividends, other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices or documents and other instruments of rights of any nature may be signed, executed, verified, acknowledged and delivered by such person (whether or an not officer, agent or employee of the Corporation) and in such manner as from time to time may be determined by the Board of Directors.

ARTICLE VIII.

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors from time to time as the needs of the corporate business require.

ARTICLE IX.

SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation.

ARTICLE X.

INDEMNIFICATION

10.01 Right to Indemnification.

(a) The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Maryland, indemnify promptly each and every person who was or is a party, is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (collectively, the “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expense, liability and loss (including, without limitation, attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him or her in connection with the defense or settlement of a Proceeding unless it is proved in a court or other body of competent jurisdiction that: (i) the act or omission of the person was material to the cause of action adjudicated in the Proceeding and was committed in bad faith; (ii) the person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal Proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

(b) If the Proceeding was one by or in the right of the Corporation, indemnification may not be made in respect of any Proceeding in which the person shall have been adjudged to be liable to the Corporation.

10.02 Determination of Entitlement to Indemnification.

(a) Any indemnification in respect of a Proceeding shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper because he or she has met the applicable standard of conduct set forth in Section 10.01 above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not, at the time, parties to the Proceeding, or, if such a quorum is not obtainable, then by a majority vote of a committee of the Board of Directors, consisting solely of two (2) or more directors who where not, at the time, parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the entire Board of Directors in which the directors who are parties to the Proceeding may participate; (ii) as set forth in (i) above; or (iii) by the shareholders. The termination of Proceeding by judgment, order or settlement does not create a presumption that the person did not meet the requisite standard of conduct set forth in Section 10.01 above. The termination of any Proceeding by conviction or a plea of nolo contendere or its equivalent or any entry of an order of probation prior to judgment, does create a rebuttable presumption that the person did not meet that standard of conduct.

(b) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expense shall be made by a court of appropriate jurisdiction (which may include the same court in which the Proceeding took place), upon application of the person seeking indemnification and such notice as the court shall require if it determines that such person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not such person has met the requisite standards of conduct set forth in Section 10.01 above or has been adjudged liable under the circumstances set forth in subsection (c) hereof. However, indemnification with respect to Proceeding by or in the right of the Corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) hereof shall be limited to expenses.

(c) A person may not be indemnified under subsection (b) of this section in respect of any Proceeding charging improper personal benefit to the person, whether or not involving action in the person’s official capacity, in which the person was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Shares held by persons who are parties to the Proceeding may not be voted on the subject matter under this section.

10.03 Advancement of Expenses. Reasonable expenses incurred by a person who is a party to a Proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the Proceeding upon receipt by the Corporation of: (i) a written affirmation by or on behalf of such person of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized herein has been met; land (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

10.04 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

ARTICLE XI.

ELECTRONIC TRANSMISSIONS

All references to electronic transmission herein shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient of the communication and may be reproduced directly through an automated process.

ARTICLE XII.

AMENDMENTS

12.01 Bylaw Amendments. Except as otherwise provided by these Bylaws, the Articles of Incorporation, or by operation of law, the Bylaws of the Corporation may be made, altered or repealed by vote of the shareholders at (a) any annual meeting of the shareholders, (b) any special meeting of shareholders called for that purpose by (i) the Board of Directors, (ii) the Chief Executive Officer of the Corporation or (iii) shareholders holding of record in the aggregate a majority of the combined voting power of the then outstanding shares of stock of the Corporation, voting together as a single class, entitled to be cast at such meeting, or (c) by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.

12.02 Articles of Incorporation Amendments. In accordance with Section 2.14(b) of these Bylaws, the Corporation’s Articles of Incorporation may be amended by the Board of Directors with the requisite shareholder approval, in accordance with the procedures set forth by applicable Maryland law and in accordance with the requirements and provisions of the Articles of Incorporation.